EXHIBIT 20.4

                         UCFC FUNDING CORPORATION
        Manufactured Housing Contract Pass-Through Certificates
                              Series 1996-2

                      Trustee's Remittance Report



Distribution Date:  January 15, 1997


CLASS UNPAID INTEREST AMOUNTS INCLUDED IN
   CLASS A DISTRIBUTION:                                         0.00
 PER $1,000 OF ORIGINAL CLASS AMOUNT                             0.000000


REMAINING CLASS UNPAID INTERESTS AMOUNTS:                        0.00
 PER $1,000 OF ORIGINAL CLASS AMOUNT                             0.000000

PRINCIPAL DISTRIBUTIONS
PRINCIPAL PREPAYMENTS:                                           0.00
LIQUIDATED CONTRACTS:                                            0.00
REPURCHASED CONTRACTS:                                           0.00

AMOUNT OF DISTRIBUTION REPRESENTING A WITHDRAWAL
    FROM RESERVE ACCOUNT:                                        0.00
  PER $1,000 OF ORIGINAL CLASS AMOUNT                            0.000000

POOL PRINCIPAL BALANCE OF CONTRACTS:                             42,412,653.97
POOL FACTOR:                                                     0.865586

-------------------------------------------------------------------------------------
DELINQUENT AND                 LOANS          LOANS                LOANS      LOANS
FORECLOSURE LOAN               30 TO 59       60 +          REO      IN       IN
INFORMATION                    DAYS DEL.      DAYS DEL.     LOANS  BANK-      FORE-
                                                                   RUPTCY     CLOSURE
-------------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1   213,159.13     54,766.29     0.00    72,683.24  0.00
NUMBER OF LOANS                        6             1        0            1     0

Note: Quantity and Principal Balance of Foreclosures are Included in
      the Delinquency Figures.
-----------------------------------------------------------------------------------


WEIGHTED AVERAGE NET CONTRACT RATE:                      10.98727%

OUTSTANDING MONTHLY ADVANCES:                            0.00

RESERVE ACCOUNT BALANCE:                                 3,556,883.51

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                   6,500,000.00

INSURED PAYMENTS:                                        0.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS:                  0.00

SUBORDINATED AMOUNT:                                     12,904,864.03

BOOK VALUE OF REO PROPERTIES:                            0.00
INCOME RECEIVED FROM REO PROPERTIES:                     0.00

CURRENT PERIOD REALIZED LOSSES:                          0.00
CUMULATIVE REALIZED LOSSES:                              0.00

WEIGHTED AVERAGE MATURITY OF THE CONTRACTS:              232

WERE ANY MANUFACTURED HOMES REPOSSESSED DURING THE
    PRECEDING DUE PERIOD?                               NO

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                        (c) COPYRIGHT 1997 Bankers Trust Company